Exhibit 10.47
EXECUTION VERSION
AMENDMENT NO. 11
TO
CREDIT AGREEMENT
     THIS AMENDMENT NO. 11 TO CREDIT AGREEMENT (this “Amendment” or “Amendment No. 11”), dated as of October 13, 2011, is by and among BALDWIN TECHNOLOGY COMPANY, INC., a Delaware corporation (“Parent”), BALDWIN GERMANY HOLDING GMBH, a German company (“Newco”), BALDWIN GERMANY GMBH, a German company (“BGG”), BALDWIN OXY-DRY GMBH (formerly known as “OXY-DRY MASCHINEN GMBH”), a German company (“Oxy-Dry GmbH”, and, collectively with the Parent, Newco and BGG, the “Borrowers”), the other Credit Parties (as defined in the Guaranty and Collateral Agreement (as defined below)) a party hereto, the Lenders (as defined in the Credit Agreement referred to below) signatory hereto and BANK OF AMERICA, N.A., a national banking association (as successor-by-merger to LASALLE BANK NATIONAL ASSOCIATION), in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS
     A. The Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 21, 2006, as amended by that certain (i) Amendment to Credit Agreement dated as of December 29, 2006, (ii) Waiver, Consent and Amendment No. 2, dated as of April 18, 2007, (iii) Waiver, Consent and Amendment No. 3 to Credit Agreement dated as of January 3, 2008, (iv) Amendment No. 4 to Credit Agreement dated as of February 26, 2008, (v) Modification and Limited Waiver Agreement dated as of March 31, 2009, as amended and restated as of May 15, 2009 and amended on June 22, 2009 (such Modification and Limited Waiver Agreement, as so amended and restated and as so amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Modification and Limited Waiver”), (vi) Waiver and Amendment No. 5 to Credit Agreement dated as of July 31, 2009 (“Amendment No. 5”), (vii) Waiver and Amendment No. 6 dated as of May 12, 2010, (viii) Waiver and Amendment No. 7 dated as of June 9, 2010, (ix) Amendment No. 8 to Credit Agreement dated as of September 28, 2010 (“Amendment No. 8”), (x) Amendment No. 9 to Credit Agreement dated as of September 29, 2010 (“Amendment No. 9”) and (xi) Waiver and Amendment No. 10 to Credit Agreement dated as of May 16, 2011 (“Amendment No. 10”);
     B. The term “Credit Agreement” as used in this Amendment shall mean such Credit Agreement as amended as set forth in paragraph A above;
     C. The Guaranty and Collateral Agreement (as defined in the Credit Agreement) was amended pursuant to (i) Amendment No. 1 to Guaranty and Collateral Agreement, dated as of June 24, 2009, (ii) Amendment No. 2 to Guaranty and Collateral Agreement, dated as of February 16, 2010, (iii) Amendment No. 3 to Guaranty and Collateral Agreement, dated as of June 30, 2010, (iv) Amendment No. 4 to Guaranty and Collateral Agreement, dated as of May 16, 2011 and (v) Amendment No. 5 to Guaranty and Collateral Agreement, dated as of June 3, 2011;

     D. The Borrowers have requested all of the Lenders to agree to extend the date specified in clause (a) of the definition of Termination Date in the Credit Agreement from November 21, 2011 to July 2, 2012; and
     E. The Lenders are willing to agree to such an extension (a) provided that (i) the Applicable Margins under the Credit Agreement (and related Notes) be increased as set forth below, (ii) the Eleventh Amendment Effective Date Additional Warrants (as defined below) are issued by the Parent and the Parent further agrees to issue the Eleventh Amendment Post-Effective Date Additional Warrants (as defined below), all upon the terms set forth below, and (iii) certain other modifications are made as set forth below and (b) and otherwise upon the other terms and subject to the conditions set forth in this Amendment.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
     1.01 Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement unless otherwise stated herein.
ARTICLE II
AMENDMENTS; CONFIRMATION
     2.01 Amendment to Section 1.1: Addition of New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions (to be inserted in proper alphabetical order):
Amendment No. 11 means that certain Amendment No. 11 to Credit Agreement dated as of October 13, 2011, among Borrowers, the other Credit Parties a party thereto, the Lenders signatory thereto and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
Eleventh Amendment Additional Warrants — see definition of Warrants.
Eleventh Amendment Effective Date means October 13, 2011.
Eleventh Amendment Effective Date Additional Warrants — see definition of Warrants.
Eleventh Amendment Post-Effective Date Additional Warrants — see definition of Warrants.
     2.02 Amendment to Section 1.1: Existing Definitions. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following definitions:
Applicable Margin means, for any day on or after March 31, 2009, the applicable rate per annum set forth below with respect to the applicable period set forth below plus, with respect to interest on the Loans (for any day on or after October 1, 2010), the Incremental Margin (it being understood and agreed that the Applicable Margin for (i) LIBOR Loans shall be the applicable percentage set forth under the column “LIBOR Margin” for the applicable period plus (for any day on or after October 1, 2010) the applicable Incremental Margin, (ii) Base Rate Loans shall be the applicable percentage set forth under the column “Base Rate Margin” for the applicable period plus (for any day on or after October 1, 2010) the applicable Incremental Margin, (iii) the Non-Use Fee Rate shall be the applicable percentage set forth under the column “Non-Use Fee Rate” for the applicable period and (iv) the L/C Fee Rate shall be the applicable percentage set forth under the column “L/C Fee Rate” for the applicable period):

Applicable	LIBOR	Base Rate	Non-Use	L/C Fee
Period	Margin	Margin	Fee Rate	Rate
March 31, 2009 to and including May 15, 2011	4.50%	3.00%	0.500%	4.50%

May 16, 2011 to and including October 13, 2011	5.50%	4.00%	0.500%	5.50%

On and after October 13, 2011	7.50%	6.00%	0.500%	7.50%

Incremental Margin means, for any date of determination, the rate per annum set forth in the below chart with respect to the below referenced periods:

Period	Incremental Margin
October 1, 2010 through and including December 31, 2010	1.0%

January 1, 2011 through and including March 31, 2011	1.5%

April 1, 2011 through and including June 30, 2011	2.0%

July 1, 2011 through and including September 30, 2011	2.5%

October 1, 2011 through and including December 31, 2011	3.0%

January 1, 2012 through and including March 31, 2012	3.5%

April 1, 2012 and each day thereafter	4.0%

Termination Date means the earlier to occur of (a) July 2, 2012 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.
Warrants means, collectively, (i) those certain warrants (the “2010 Warrants”) issued by the Parent on the Eighth Amendment Effective Date to each of the Lenders signatory to

Amendment No. 8 on the Eighth Amendment Effective Date for the purchase (in the aggregate) of 352,671 shares of the Parent’s Class A Common Stock with such shares being equal to two percent (2%) (in the aggregate) of all of the then issued and outstanding shares of the Parent’s Common Stock (of any Class) on a fully diluted basis, such warrants to be substantially in the form of Attachments A-1, A-2 and A-3 to Amendment No. 8, (ii) those certain warrants (the “2011 Warrants”) issued by the Parent on or about the Tenth Amendment Effective Date to each of the Lenders signatory to Amendment No. 10 for the purchase (in the aggregate) of 372,373 shares of the Parent’s Class A Common Stock with such shares being equal to two percent (2%) (in the aggregate) of all of the then issued and outstanding shares of the Parent’s Common Stock (of any Class) on a fully diluted basis, and (iii) (a) those certain warrants (the “Eleventh Amendment Effective Date Additional Warrants”) issued by the Parent on or about the Eleventh Amendment Effective Date to each of the Lenders signatory to Amendment No. 11 for the purchase (in the aggregate) of 434,200 shares of the Parent’s Class A Common Stock, such warrants to be substantially in the form of Attachments A-1, A-2 and A-3, as the case may be, to Amendment No. 11 and (b) any and all warrants to be issued pursuant to Section 3.02 of Amendment No. 11 (the “Eleventh Amendment Post-Effective Date Additional Warrants”) (any and all Eleventh Amendment Post-Effective Date Additional Warrants, together with the Eleventh Amendment Effective Date Additional Warrants are sometimes collectively referred to herein as the “Eleventh Amendment Additional Warrants”). “Warrants” shall also include any warrants delivered in exchange, replacement or substitution for any 2010 Warrant(s), any 2011 Warrant(s) or any Eleventh Amendment Additional Warrants and shall also include all related amendments, supplements, restatements or other modifications of the original 2010 Warrants, 2011 Warrants or Eleventh Amendment Additional Warrants or any exchange, replacement or substitution warrants for the 2010 Warrants, 2011 Warrants or Eleventh Amendment Additional Warrants (and any amendments, supplements, restatements or modifications thereto) and any shares issued pursuant to the exercise of any of the Warrants.
     2.03 Amendment to Definition of EBITDA. The definition of the term EBITDA set forth in Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the phrase “and (xvi)” and inserting in lieu thereof the phrase “, (xvi)” and (b) deleting the phrase “Investment Banker (as defined in Amendment No. 10),” and inserting in lieu thereof the phrase: “Investment Banker (as defined in Amendment No. 10), (xvii) to the extent paid by the Borrowers and not capitalized, the $1,100,000 fee (or applicable portion thereof) under Amendment No. 11, the legal fees incurred by the Agent in connection with Amendment No. 11 and the Agent (and any Lender) in connection with the Eleventh Amendment Additional Warrants, the Capstone fees required to be paid pursuant to Amendment No. 11, and legal fees incurred by the Borrowers in connection with Amendment No. 11, and (xviii) out of pocket costs, fees and expenses (paid to Persons who are not Affiliates of the Credit Parties) incurred in connection with the Refinancing (as defined in Amendment No. 11)”.
     2.04 Amendment to Section 11.14.1. Section 11.14.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

11.14.1 EBITDA. Not permit EBITDA for the following periods set forth below to be less than the following respective amounts of minimum EBITDA set forth below for such period:

Period	Minimum EBITDA
Fiscal Quarter ending September 30, 2011	$(2,742,000)

The two consecutive Fiscal Quarters ending December 31, 2011	(2,161,000)

The three consecutive Fiscal Quarters ending March 31, 2012	(677,000)

The Four Fiscal Quarter Computation Period ending June 30, 2012	3,779,000
2012
     2.05 Amendment to Section 11.14.4. Section 11.14.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
11.14.4 Currency Adjusted Net Sales. Not permit Currency Adjusted Net Sales for any of the following periods to be less than the following respective amounts set forth below for each such period:

Minimum Currency Adjusted
Period	Net Sales for the Applicable Period
Three Consecutive Months Ending September 30, 2011	$29,886,000
Three Consecutive Months Ending October 31, 2011	$28,311,000
Three Consecutive Months Ending November 30, 2011	$28,316,000
Three Consecutive Months Ending December 31, 2011	$29,768,000
Three Consecutive Months Ending January 31, 2012	$30,351,000
Three Consecutive Months Ending February 29, 2012	$30,071,000
Three Consecutive Months Ending March 31, 2012	$30,324,000
Three Consecutive Months Ending April 30, 2012	$33,548,000
Three Consecutive Months Ending May 31, 2012	$35,111,000
Three Consecutive Months Ending June 30, 2012	$37,827,000
     2.06 Amendment to Section 11.14.5. Section 11.14.5 of the Credit Agreement hereby amended and restated to read in its entirety as follows:
11.14.5. Capital Expenditures. Not permit Capital Expenditures of the Parent and its Subsidiaries on a consolidated basis for the Fiscal Year ending June 30, 2012 to exceed $1,500,000.
     2.07 Amendment to Exhibit B. Exhibit B to the Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit B attached hereto and hereby made a part hereof.

     2.08 Attachments. Attachments A-1, A-2, A-3, B and C to this Amendment are hereby made a part of this Amendment.
     2.09 Confirmation regarding Sale of Oxy-Dry Food Blends, Inc. The Borrowers represent and warrant that the sale of Oxy-Dry Food Blends, Inc. was consummated on June 3, 2011 in accordance (in all material respects) with all of the terms and provisions of Section 2.10 of Amendment No. 10 and that the representation and warranty set forth in the last sentence of Section 2.10 of Amendment No. 10 is true and correct as of the Eleventh Amendment Effective Date.
ARTICLE III
ADDITIONAL WARRANT PROVISIONS
     3.01 Issuance of Eleventh Amendment Effective Date Additional Warrants. Simultaneously with the execution and delivery of this Amendment, the Parent shall issue and deliver to each of the Lenders signatory to Amendment No. 11 on the Eleventh Amendment Effective Date warrants for the purchase (in the aggregate) of 434,200 shares of the Parent’s Class A Common Stock, in the respective forms of Attachments A-1, A-2 and A-3 hereto. Such Eleventh Amendment Effective Date Additional Warrants shall be allocated among the aforesaid Lenders as set forth on Attachment C hereto.
     3.02 Issuance of Eleventh Amendment Post-Effective Date Additional Warrants. On each such date set forth in the table immediately below, the Parent shall issue and deliver to each of the Lenders signatory to Amendment No. 11 on the Eleventh Amendment Effective Date warrants for the purchase (in the aggregate) of that number of shares of the Parent’s Class A Common Stock, in the form of Attachment B, set forth opposite each such date in the table immediately below.

Date	# of Shares
March 1, 2012	434,200
April 2, 2012	434,200
May 1, 2012	434,200
June 1, 2012	289,467
     On each of such dates (i) the Eleventh Amendment Post-Effective Date Additional Warrants to be issued on such date shall be allocated among the aforesaid Lenders as set forth on Attachment C hereto, and (ii) the Parent shall (a) cause its counsel, Morgan, Lewis & Bockius LLP, to issue an opinion letter (in the same form (but with conforming changes) as the opinion delivered pursuant to Section 5.01(e) below) with respect to such Eleventh Amendment Post- Effective Date Additional Warrant and related warrant matters and (b) pay all costs and expenses under Section 9.04 below with respect to such Eleventh Amendment Post-Effective Date Additional Warrants.

     Notwithstanding the foregoing (or anything contained in Section 3.03 below), in the event that a Refinancing (as defined below) or other Pay-Off (as defined below), if any, shall occur (the date on which a Refinancing or other Pay-Off, if any, occurs, being sometimes referred to herein as the “Pay-Off Date”) prior to June 1, 2012, then the obligation of the Parent to issue those Eleventh Amendment Post-Effective Date Additional Warrants to be issued after the Pay-Off Date shall be terminated (so that, for example, if (1) the Pay-Off Date was March 30, 2012 and (2) the Borrowers shall have issued the Eleventh Amendment Effective Date Additional Warrants and also the Eleventh Amendment Post-Effective Date Additional Warrants to be issued on March 1, 2012 then the Parent shall not have to issue the Eleventh Amendment Post-Effective Date Additional Warrants that would otherwise have to be issued on April 1, 2012, May 1, 2012 and June 1, 2012).
     3.03 Adjustment of Eleventh Amendment Post-Effective Date Additional Warrants for Certain Events. Notwithstanding the foregoing, the number of Eleventh Amendment Post-Effective Date Warrants to be issued to each Lender signatory to Amendment No. 11 on each of the issuance dates set forth in Section 3.02 above, and the “Exercise Price” to be set forth in such warrant upon its issuance, are subject to adjustment from time to time prior to the issuance of any such warrant as follows:
     (a) If at any time prior to the issuance of any such warrants there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for in this Section 3.03), (ii) a merger or consolidation of the Parent with or into another corporation or other entity in which the Parent is not the surviving entity and by which the shares of the Parent’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of all or substantially all of the Parent’s consolidated properties and assets to any other person(s) and/or entities, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the future recipients of such warrants thereafter shall be entitled to receive, at each date on which such a warrant would otherwise be issued hereunder, the number of warrants of the successor entity or other securities or property (including cash) resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the number of shares of Parent Common Stock deliverable upon exercise of the warrants to be issued would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if such warrant had been issued and exercised immediately before such reorganization, consolidation, merger, sale or transfer, all subject to further adjustment as provided in this Section 3.03. The foregoing provisions of this Section 3.03 similarly shall apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or entity that are at the time receivable upon the issuance and exercise of such a warrant. If the per-share consideration payable for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such other consideration shall be determined in good faith by the Parent’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Parent’s Board of Directors) shall be made in the application of the provisions of this Section 3.03 such that the rights and interests of this Section 3.03 shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon issuance and exercise of such a warrant.
     (b) If the Parent, at any time prior to the issuance of any Eleventh Amendment Post-Effective Date Additional Warrants as aforesaid, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under such a warrant exist into the same or a different number of securities of any other class or classes, then such warrants to be issued hereby, when and if issued as aforesaid, thereafter shall represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the number of securities that were subject to the purchase rights under such a warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be adjusted appropriately, all subject to further adjustment as provided in this Section 3.03.
     (c) If the Parent at any time prior to the issuance of any Eleventh Amendment Post-Effective Date Additional Warrants as aforesaid, shall split, subdivide or combine the securities as to which purchase rights under such a warrant exist, into a different number of securities of the same class, the Exercise Price for such warrants to be issued hereby, when and if issued, shall be decreased proportionately, and the number of shares of such securities for which such warrant may be exercised, shall be increased proportionately, in the case of a split or subdivision, or the Exercise Price for such securities shall be increased proportionately and the number of shares of such securities for which such warrant may be exercised shall be decreased proportionately, in the case of a combination.
     (d) The Parent, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Parent, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 3.03 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lenders party to Amendment No. 11 against impairment prior to the complete issuance of the Eleventh Amendment Post-Effective Date Additional Warrants hereunder. If any change in the outstanding Parent’s Common Stock or any other event occurs as to which the other provisions of this Section 3.03 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of such Lenders pursuant to this Article 3 in accordance with such provisions, then the Parent shall, upon the consent of such Lenders, make an adjustment in the number and class of shares available under the Eleventh Amendment Post-Effective Date Additional Warrants to be issued, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give such Lenders, upon exercise of such warrants, when issued, for the same aggregate Exercise Price, the total number, class and kind of shares as such Lenders would have owned had such warrants been issued and exercised prior to the event and had such Lenders continued to hold such Parent’s Common Stock until after the event requiring adjustment.

ARTICLE IV
CERTAIN COVENANTS REGARDING
REFINANCING AND OTHER MATTERS
     4.01 Refinancing and Certain Other Matters.
     (a) This Section 4.01 is in replacement of Section 4.01 of Amendment No. 10.
     (b) In addition, and not in limitation of all reporting, notice and other obligations under the Credit Agreement and the other Loan Documents, the Parent hereby covenants as follows:
     (i) The Parent shall continue to retain and use the services of an investment banking firm selected by the Parent of recognized standing, experience and expertise in assisting companies obtaining financings of the type represented by the Refinancing (such investment banking firm, or any substitute investment banking firm meeting the same qualifications, the “Investment Banker”) for the purpose of assisting the Borrowers and other Credit Parties in consummating the Refinancing (as defined below). “Refinancing” shall mean consummating a financing (debt and, to the extent applicable, equity) in a net amount at least sufficient (after taking into account the payment of all related costs and expenses) to result in a Pay-Off (as defined below) at the closing of the Refinance and which refinancing otherwise results in an actual Pay-Off. A “Pay-Off” or “Pay Off” shall mean, at the time of the closing, (a) a payment in full of all of the Loans and all other outstanding Obligations, (ii) the termination of any remaining Commitments and (iii) either the termination of all outstanding Letters of Credit or the Cash Collateralization (at 105% of the then aggregate Dollar Equivalent of all then Stated Amounts) of all outstanding Letters of Credit with the further agreement (given at the time of the Refinancing or other event resulting in the Pay-Off) of the Parent (and, with respect to any German Letter of Credit, of the German Opcos) to cause the termination of all Letters of Credit no later than 91 days after the occurrence of the Refinancing (or other applicable Pay-Off).
     (ii) The Parent shall provide the Administrative Agent and Capstone (as defined below) with full access to the Parent and the other Loan Parties (and their respective officers) including without limitation discussing and timely providing any updates and information requested with respect to, (a) the Refinancing (including without limitation progress towards achieving the milestones referred to in clause (iii) below) and any other applicable matters referred to in clause (iv) below (and, if requested by the Administrative Agent, the Parent shall also provide access (to the Administrative Agent and the Lenders) to any other third party advisor retained by the Parent in connection with such other matters), (b) the liquidity of the Parent and its Subsidiaries, (c) actual results compared to the projections delivered under Section 10.1.8 of the Credit Agreement for the Fiscal Year commencing July 1, 2011, and (d) such other matters as Capstone or the Administrative Agent shall reasonably request in good faith. Without limiting the generality of the immediately preceding sentence, the Company shall provide the Administrative Agent and Capstone full access to the Investment Banker with respect to any matters relating to the Refinancing and any other matters referred to in clause (iv) below for which such Investment Banker has been engaged including, without limitation, providing updates and information related to achieving the milestones referred to in clause (iii) below.
     (iii) The Parent shall use its reasonable best efforts to achieve the following “milestones” with respect to the Refinancing:
     (a) By no later than November 15, 2011, obtain a binding commitment letter(s), in customary form, for the “senior debt” portion of the Refinancing from prospective lenders/investors who customarily provide financing of a type similar to such senior portion of the Refinancing and, if obtained, promptly provide a copy(ies) of same to the Administrative Agent, the Lenders and Capstone (provided, that if the Parent determines, in its good faith business judgment, that, due to the need to know what the terms of the “mezzanine debt” portion of the Refinancing will be, it is not prudent to obtain such a binding commitment letter for such senior portion until the commitment letter for the mezzanine debt portion is also obtained, then the date of November 15, 2011 set above in this subparagraph (iii)(a) shall be deemed to be changed to December 31, 2011);
     (b) By no later than November 15, 2011, obtain a term sheet(s) (which term sheet(s) may be binding or non-binding), in customary form, for such “mezzanine debt” portion of the Refinancing (i.e., for mezzanine debt in an amount at least equal to the sum needed, after taking into account the amount of the senior debt portion of the Refinancing that realistically is expected to be actually loaned (in cash) to the Borrowers at the closing of the Refinancing, to complete the Pay-Off) from prospective lenders/investors who customarily provide financing of a type similar to such mezzanine portion of the Refinancing and, if obtained, promptly provide a copy(ies) of same to the Administrative Agent, the Lenders and Capstone; and
     (c) By no later than December 31, 2011, obtain a binding commitment letter(s), in customary form, for such “mezzanine debt” portion of the Refinancing from prospective lenders/investors who customarily provide financing of a type similar to such mezzanine portion and, if obtained, promptly provide a copy(ies) of same to the Administrative Agent, the Lenders and Capstone.

     (iv) the Parent shall otherwise use its reasonable best efforts to pursue a Refinancing and other strategic alternatives to provide for a Pay-Off as soon as practically possible.
     (v) Commencing on or about October 21, 2011, (a) the Parent shall hold weekly update calls (including without limitation a call, on a bi-weekly basis, held the first Business Day after the applicable bi-weekly cash flow forecast and schedules required under Section 10.1.6(c) of the Credit Agreement are delivered) with the Parent, the Lenders, the Administrative Agent, Capstone and the Investment Banker, to the extent the Investment Banker has been engaged on such matters, to provide information with respect to the Refinancing (including, without limitation, an update relating to the milestones referred to in clause (iii) above), any other relevant matters under clause (iv) above (and, if requested by the Administrative Agent, the Parent shall also provide access (to the Administrative Agent and the Lenders) to any other third party advisor retained by the Parent in connection with such other matters), the liquidity of the Parent and its Subsidiaries, actual results compared to the projections delivered under Section 10.1.8 of the Credit Agreement for the Fiscal Year commencing July 1, 2011, and such other matters as the Lenders, the Administrative Agent and Capstone shall request in good faith and (b) at the time of such update calls, the Parent shall provide to the Lenders and the Administrative Agent a written tracking report listing lenders/investors contacted with respect to the Refinancing (both senior and mezzanine portions), whether such lenders/investors have expressed an interest in participating in any part of the Refinancing, whether a term sheet or commitment letter has been delivered by such lender/investor and a general update on the status of the Refinancing, including, without limitation, progress towards meeting such milestones. In addition to any other provisions set forth in this Section 4.01, the Parent further agrees that if a Pay-Off has not occurred by January 30, 2012, it shall present, on January 31, 2012 to the Lenders and the Agent the plan of the Borrowers to accomplish a Pay-Off by no later than July 2, 2012. Such presentation shall be in person (except that if a Lender elects, it may participate by telephone) and shall be accompanied by written materials.
     (vi) The Parent shall keep the Administrative Agent and the Lenders promptly informed (in writing) of any other material developments with respect to any prospective Refinancing and the progress of the Parent and the other Loan Parties in obtaining same and with respect to any other applicable matters referred to in clause (iv) above.
It is understood and agreed that any reference herein to reasonable best efforts, to obtaining a Pay-Off as soon as practicable, or to the presentation of plans or the like, shall not, and shall not be interpreted to, impair or otherwise limit the obligations (which obligations are absolute and unconditional) under the Loan Documents to timely make payments when due under the Loan Documents.

ARTICLE V
CONDITIONS PRECEDENT
     5.01 Conditions to Effectiveness. The effectiveness of the amendments set forth in Article II above is subject to the satisfaction (by no later than October 13, 2011 unless the Administrative Agent extends such date) of the following conditions precedent, unless specifically waived in writing by the Administrative Agent:
     (a) The Administrative Agent shall have received the following documents, each in form and substance satisfactory to the Administrative Agent and its legal counsel:
     (i) this Amendment duly executed by Borrowers and the other Credit Parties and the Lenders; and
     (ii) such other documents as reasonably requested by the Administrative Agent;
     (b) All corporate (or other organization) proceedings taken in connection with the transactions contemplated by this Amendment and the Eleventh Amendment Additional Warrants and all documents, instruments and other legal matters incident hereto or thereto shall be reasonably satisfactory to the Administrative Agent and its legal counsel and the Administrative Agent shall receive such certifications with respect thereto as the Administrative Agent shall reasonably require;
     (c) Borrowers shall have paid all costs and expenses (including reasonable outside attorneys’ fees and disbursements) and out-of-pocket fees of the Administrative Agent incurred as of the date hereof including without limitation the following legal and consultant fees: (i) Capstone: $83,673.61 and (ii) Finn Dixon & Herling LLP: $42,900; and the Borrowers shall have paid any reasonable and out-of-pocket legal fees (if any) of the Lenders, incurred as of the date hereof, referred to in clause (ii) of Section 9.04 below with respect to the review or negotiation of the Eleventh Amendment Effective Date Additional Warrants;
     (d) The Parent shall have issued the Eleventh Amendment Effective Date Additional Warrants;
     (e) The Parent shall cause an opinion letter with respect to the Eleventh Amendment Effective Date Additional Warrants and other warrant related matters, issued by its counsel Morgan, Lewis & Bockius LLP, substantially in the form (but with conforming changes to reflect the fact that the opinion letter shall address the Eleventh Amendment Effective Date Additional Warrants) of the opinion letter delivered to the Lenders pursuant to Section 5.01 of Amendment No. 10), to be delivered to the Lenders;
     (f) The Borrowers shall pay the First Installment of the Amendment No. 11 Fee (as defined below); and
     (g) The Administrative Agent and the Lenders shall have received (i) the audit report for the Fiscal Year ending June 30, 2011 required to be delivered by Section 10.1.1 of the Credit Agreement, such audit report and consolidating balance sheet and statements to be in form (and the related consolidating balance sheet and statements required by such Section 10.1.1) and substance substantially similar to the draft audit report for such Fiscal Year and draft related consolidating balance sheet and statements previously delivered to the Administrative Agent and the Lenders and (ii) the related Compliance Certificate (reflecting any applicable amendments to the form of Compliance Certificate set forth in Exhibit B to Amendment No. 10) required to be delivered by Section 10.1.3 of the Credit Agreement with respect to such Fiscal Year.
ARTICLE VI
AMENDMENT FEE
     6.01 Amendment Fee. In consideration of the Lenders entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers hereby agree to pay to each Lender an amendment fee (the “Amendment No. 11 Fee”) equal to such Lender’s Pro-Rata Share (as defined in clause (d) of the definition of Pro-Rata Share) of $1,100,000. The Amendment No. 11 Fee shall be fully earned on the date hereof and (i) $200,000 shall be payable on the date of this Amendment (the “First Installment of the Amendment No. 11 Fee”) and (ii) the remaining amount of the Amendment No. 11 Fee shall be payable by the Borrowers (jointly and severally) on the following respective dates (the “Remaining Amendment No. 11 Fee Due Dates”) in the following respective amounts set forth opposite the applicable Remaining Amendment No. 11 Fee Due Date set forth below:

Remaining Amendment No. 11 Fee Due Date:	Amount of Payment:
February 10, 2012	$200,000

February 17, 2012	$75,000

February 24, 2012	$75,000

March 2, 2012	$75,000

March 9, 2012	$75,000

March 16, 2012	$75,000

March 23, 2012	$75,000

March 30, 2012	$75,000

April 6, 2012	$75,000

April 13, 2012	$50,000

April 20, 2012	$50,000

     Notwithstanding the foregoing, in the event that a Pay-Off Date, if any, shall occur on a date prior to April 20, 2012, then the remaining unpaid portion of the Amendment No. 11 Fee due after the Pay-Off Date shall be deemed waived (so that, for example, if (1) the Pay-Off Date was February 16, 2012 and (2) the Borrowers shall have paid those portions of the Amendment No. 11 Fee due prior to February 16, 2012, then the remaining $700,000 portion of the

Amendment No. 11 Fee would be waived). For the avoidance of doubt, the obligation of the Borrowers to pay the Amendment No. 11 Fee is part of the Obligations and secured by all of the applicable collateral under the Collateral Documents.
ARTICLE VII
NO WAIVER
     7.01 No Waiver. Nothing contained in this Amendment shall be construed as a waiver by the Administrative Agent or the Lenders of any covenant or provision of the Credit Agreement, the Guaranty and Collateral Agreement, this Amendment, the other Loan Documents, or of any other contract or instrument among the Borrowers and/or the other Credit Parties, as the case may be, and the Administrative Agent and/or the Lenders (and/or their respective Affiliates), as the case may be, and the failure of the Administrative Agent and/or Lenders (and/or their respective Affiliates) at any time or times hereafter to require strict performance by the Borrowers and/or the other Credit Parties of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders (or their respective Affiliates) to thereafter demand strict compliance therewith.
ARTICLE VIII
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES; CONFIRMATIONS
     8.01 Ratifications; etc. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in Credit Agreement and the other Loan Documents. The Borrowers (and other Credit Parties) agree to execute and deliver such further documents as the Administrative Agent may reasonably request in order to eliminate any such inconsistency, correct any errors, or to further carry out the intent and purposes of this Amendment or any related document. The terms and provisions of the Credit Agreement and the other Loan Documents, as amended hereby, are ratified and confirmed and shall continue in full force and effect. For the avoidance of doubt, this Amendment and all prior amendments to the Credit Agreement shall be considered Loan Documents. The Borrowers, the other Credit Parties, the Lenders and the Administrative Agent agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms. Without limiting the generality of the foregoing, the Borrowers and the other Credit Parties hereby confirm and agree that (a) all Liens under the Collateral Documents (as amended) remain in full force and effect (as so amended) and (b) the guaranty obligations and other obligations of the Borrowers and all other Credit Parties under the Guaranty and Collateral Agreement (and other applicable Collateral Documents), as amended, remain in full force and effect (as so amended) and (as set forth in the Guaranty and Collateral Agreement) such guaranties and Liens (and other obligations), under the Guaranty and Collateral Agreement shall not be impaired or otherwise limited by any waiver or modification set forth in this Amendment (and nothing contained in this Amendment shall, or shall be interpreted to, create a custom, course of dealing or other agreement or arrangement by which the consent or confirmation of any Credit Party to any modification or waiver is required in order to keep any obligations (with respect to any guarantee, granting of Liens or otherwise) under the Guaranty and Collateral Agreement (and other applicable Collateral Documents) in full force and effect, it being agreed that no such consent or confirmation is necessary or required in order to keep such obligations in full force and effect. Without limiting the generality of the foregoing (or of Section 1.2(e) of the Credit Agreement), it is hereby confirmed and agreed that any reference in the Loan Documents to any Note shall include all amendments, restatements, supplements and other modifications thereto and any Notes issued under Section 15.6.1 of the Credit Agreement and/or other Notes in substitution or replacement of any Note(s). Any breach of any representation, warranty, covenant, agreement or confirmation set forth in this Amendment by any Borrower or any other Credit Party shall be deemed to constitute an Event of Default under the Credit Agreement.
     8.02 Representations and Warranties. Each of the Borrowers and the other Credit Parties hereby represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery and performance of this Amendment and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate (or other applicable organization) action on the part of such Borrower or other Credit Party, as the case may be, and will not violate the charter, by-laws or other organizational documents of such Borrower or other Credit Party; (b) the representations and warranties of such Borrower or other Credit Party, as the case may be, contained in any Loan Document are true and correct in all respects (or if the applicable representation or warranty is not qualified by a materiality qualifier, true and correct in all material respects) on the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all respects (or if the applicable representation or warranty is not qualified by a materiality qualifier, true and correct in all material respects) as of such earlier date); (c) after giving effect to the amendments set forth herein, no Event of Default or Unmatured Event of Default under the Credit Agreement has occurred and is continuing; and (d) no Credit Party that is party to the Guaranty and Collateral Agreement has changed its legal name since November 21, 2006 except (i) Newco changed its name from Mainsee 430. VV GmbH to Baldwin Germany Holding GmbH, (ii) Oxy-Dry GmbH changed its name from Oxy-Dry Maschinen GmbH to Baldwin Oxy-Dry GmbH, (iii) Baldwin Southeast Asia Corporation changed its name from Oxy-Dry Asia Pacific, Inc and (iv) Baldwin Rockford Corporation has merged with and into Baldwin Americas Corporation. The Borrowers and the other Credit Parties acknowledge and agree that all unpaid principal of, and accrued and unpaid interest under, each of the Loans (and any reimbursement obligations with respect to any Letters of Credit and any other outstanding Obligations) is justly owed without claim, counterclaim, cross-complaint, offset, defense or other reduction of any kind against the Lenders or the Administrative Agent. The Parent acknowledges and agrees that each Warrant constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its respective terms and Parent has no claims, counterclaims, cross-complaints, offsets, defenses or other reduction of any kind with respect to its respective obligations thereunder.
     8.03 Confirmations. All confirmations and agreements set forth in Sections 7.03, 7.04 and 7.05 of Amendment No. 5 remain in full force and effect.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     9.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the Guaranty and Collateral Agreement or any other

Loan Documents or under or in connection with this Amendment, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents.
     9.02 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     9.03 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders, the Borrowers and the other Credit Parties and their respective successors and assigns, except that no Borrower or Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. It is acknowledged and agreed that Bank of America, N.A., has, as successor by merger to LaSalle Bank National Association, succeeded to all of the respective rights and duties of LaSalle Bank National Association as a Lender (including without limitation as the Issuing Lender) and as the Administrative Agent under the Loan Documents.
     9.04 Certain Costs and Expenses. Without in any way limiting the generality of Sections 10.2 or 15.5 of the Credit Agreement, the Parent acknowledges and agrees that it shall (i) promptly pay the reasonable fees and disbursements of all legal counsel retained by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment or any of the Eleventh Amendment Additional Warrants or any related documents (it is understood and agreed that the $42,900 of legal fees and disbursements referred to in Section 5.01(c) above are with respect to such legal fees of Finn Dixon & Herling LLP through the date hereof and that the Parent shall be responsible for (and promptly pay upon presentation of invoices by Finn Dixon & Herling LLP) any fees or disbursements of Finn Dixon & Herling LLP incurred after the date hereof) or any future waiver or modification (or proposed modification or waiver whether or not consummated), if any, of any Loan Document(s) or Warrants or any related documents (provided that Parent shall not have to pay the allocable costs of internal legal services of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment; provided it is understood and agreed that this parenthetical phrase shall not, and shall not be interpreted to, limit the right of the Administrative Agent or any Lender to receive the allocable costs of internal legal services with respect to agreements or matters other than the preparation, negotiation, execution and delivery of this Amendment), (ii) promptly pay the reasonable fees and disbursements of any legal counsel retained by any of the Lenders in connection with the review or negotiation of the Eleventh Amendment Additional Warrants or any related warrant document, and (iii) promptly pay all fees of Capstone (as defined in the Modification and Limited Waiver) incurred (at any time) by the Agent whether such fees relate to the Refinancing, discussions with the Loan Parties, the Investment Banker (in the case of the Investment Banker, with respect to matters relating solely to the Refinancing), the Lenders or the Administrative Agent, updates to the Lenders or the Administrative Agent, the review of projections or the audit report and financial statements referred to in Section 5.01(g) above or other financial matters, or any other matters relating to the Loan Parties and/or Subsidiaries (it is understood and agreed that the $83,673.61 of Capstone fees referred to in Section 5.01(c) above are with respect to fees of Capstone incurred through the date hereof and that the Parent shall also be responsible for (and promptly pay upon presentation of invoices by Capstone) any fees of Capstone incurred after the date hereof). The obligations of the Parent under this Section 9.04 shall be considered part of the Parent’s obligations under Section 15.5 of the Credit Agreement. The Borrowers and other Credit Parties hereby agree that all findings and conclusions and other work product of Capstone shall be protected by the attorney-client privilege and shall not be subject to review or discovery by the Borrowers or any other Credit Party.
     9.05 Counterparts. This Amendment may be executed and delivered by facsimile, portable document format (“.pdf”), Tagged Image File Format (“.TIFF”) or other electronic means of delivery and in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     9.06 Preliminary Statements. The Preliminary Statements set forth in this Amendment are accurate and shall form a substantive part of the agreement of the parties hereto.
     9.07 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     9.08 Relationship. The relationship between the Borrowers and other Credit Parties on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrowers and guarantors, on the one hand, and lender on the other (or, in the case of the Warrants, the relationship is that the Parent is the issuer, and the applicable Lender is the holder, of the applicable Warrant). Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower or other Credit Party arising out of or in connection with this Amendment or any of the other Loan Documents or the Warrants or any related documents, and the relationship between the Borrowers and other Credit Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor (or, in the case of the Warrants, the relationship is that the Parent is the issuer, and the applicable Lender is the holder, of the applicable Warrant). The Borrowers and other Credit Parties acknowledge that they have been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents and the Warrants and any related documents. No joint venture or partnership is created hereby or by the other Loan Documents or by the Warrants or related documents or otherwise exists by virtue of the transactions contemplated hereby or by the other Loan Documents (or the Warrants or related documents) among the Lenders or among the Borrowers (and other Credit Parties) and the Lenders (or the Agent). It is acknowledged and agreed by all Lenders that each Lender is the owner of its individual Warrants which individual Warrants are exercisable by such Lender at its own election. No other Lender (or the Administrative Agent) has any obligations with respect to the Warrants issued to any other Lender or for the performance or content of any Warrants issued to any other Lender.
     9.09 Time is of the Essence. The parties hereto (i) have agreed specifically with regard to the times for performance set forth herein and in the other Loan Documents and (ii) acknowledge and agree such times are material to this Amendment and the other Loan Documents. Therefore, time is of the essence with respect to this Agreement and the other Loan Documents.

     9.10 Jury Trial; Indemnification. Without limiting the generality of Sections 15.17,15.18, 15.19 and 15.20 of the Credit Agreement, it is hereby agreed that the terms and provisions of such Sections shall apply to this Amendment and any transaction or matter contemplated by, in connection with or arising out of this Amendment.
     9.11 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO (EXCEPT AS EXPRESSLY SET FORTH IN ANY SUCH AGREEMENT) SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     9.12 Final Agreement. THE CREDIT AGREEMENT (AS AMENDED HEREBY) AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT (AS AMENDED HEREBY) AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISIONS, THE BORROWERS AND THE OTHER CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER ANY LENDER NOR THE ADMINISTRATIVE AGENT HAS MADE ANY PROMISES OR ASSURANCES WITH RESPECT TO, AND THE BORROWERS AND OTHER CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT THERE IS NO ORAL AGREEMENT WITH RESPECT TO, ANY FUTURE AMENDMENT, WAIVER OR OTHER MODIFICATION OF THE LOAN DOCUMENTS OR ANY RESTRUCTURING OR WORKOUT THEREOF OR WITH RESPECT THERETO. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE BORROWERS AND OTHER CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT (1) THERE IS NO ORAL AGREEMENT AS TO ANY FURTHER EXTENSION OF THE TERMINATION DATE OR FOR THE EXTENSION OF ANY OTHER DATE FOR THE PAYMENT OF ANY OBLIGATIONS (OR FOR ANY FURTHER EXTENSION OF ANY DATE FOR THE TERMINATION OF ANY COMMITMENTS) AND (2) NO FAILURE OF THE PARENT OR ANY OF THE OTHER CREDIT PARTIES TO OBTAIN THE REFINANCING (REGARDLESS OF WHETHER OR NOT THE PARENT HAS USED ITS REASONABLE BEST EFFORTS TO OBTAIN THE REFINANCING) SHALL EXCUSE, OR DELAY, THE PAYMENT OF ANY OF THE OBLIGATIONS WHEN DUE UNDER THE TERMS OF THE LOAN DOCUMENTS (OR, IN THE CASE OF OBLIGATIONS CONSISTING OF BANK PRODUCT OBLIGATIONS, UNDER THE TERMS OF THE DOCUMENTS EVIDENCING SUCH BANK PRODUCT OBLIGATIONS). NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWERS AND THE REQUIRED LENDERS AND (WITH RESPECT TO MATTERS AFFECTING THE ADMINISTRATIVE AGENT) THE ADMINISTRATIVE AGENT AND (WITH RESPECT TO MATTERS AFFECTING THE ISSUING LENDER) THE ISSUING LENDER.

     9.13 Release. EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES HEREBY ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED (A) TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS APPLICABLE LIABILITIES UNDER ANY LOAN DOCUMENT, ANY BANK PRODUCT AGREEMENT (INCLUDING ANY HEDGING AGREEMENT) WITH ANY LENDER, THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR UNDER THE WARRANTS OR ANY RELATED DOCUMENT AND/OR (B) TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS (OR ANY OF THEIR RESPECTIVE AFFILIATES). EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT AND LENDERS, THEIR PREDECESSORS, AGENTS, AFFILIATES, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH BORROWER OR OTHER CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST THE ADMINISTRATIVE AGENT, LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING OUT OF OR OTHERWISE IN ANY WAY RELATING IN ANY WAY TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, HEDGING AGREEMENT, BANK PRODUCT AGREEMENT, THE OBLIGATIONS, THE WARRANTS OR ANY RELATED DOCUMENT, ANY OTHER TRANSACTION CONTEMPLATED BY ANY OF THE FOREGOING DOCUMENTS, OR ANY ACTION OR OMISSION OF THE ADMINISTRATIVE AGENT OR ANY LENDER UNDER OR OTHERWISE IN ANY WAY RELATING TO ANY OF THE FOREGOING DOCUMENTS. THE BORROWERS AND OTHER CREDIT PARTIES EXPRESSLY WAIVE ANY PROVISION OF STATUTORY OR DECISIONAL LAW TO THE EFFECT THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY(IES) DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY SUCH PARTY, MUST OR MIGHT HAVE MATERIALLY AFFECTED SUCH PARTY’S SETTLEMENT WITH THE RELEASED PARTIES. NOTHING CONTAINED IN THIS PARAGRAPH SHALL, OR SHALL BE INTERPRETED TO, IMPAIR ANY RIGHTS OF ANY BORROWER (OR OTHER CREDIT PARTY) WITH RESPECT TO ANY DEPOSIT OR OTHER BANK ACCOUNTS OF SUCH BORROWER OR OTHER CREDIT PARTY (OR ANY OF THEIR RESPECTIVE SUBSIDIARIES) WITH ANY LENDER OR THE ADMINISTRATIVE AGENT.
     9.14 Warrant Value; OID. . The Lenders and the Borrowers agree that (i) the aggregate fair market value (as of the date hereof) of all of the Eleventh Amendment Effective Date Additional Warrants is equal to the average of the highest and lowest stock prices of the Parent on the Eleventh Amendment Effective Date minus $0.01, multiplied by 434,200 (to be allocated as follows: fifty percent (50%) to Bank of America, N.A., in its capacity as Lender, twenty percent (20%) to Webster Bank, National Association, as Lender, and thirty percent (30%) to RBS Citizens, N.A., as Lender), (ii) that the Permanent Loans Notes are deemed, for federal income tax purposes, to be issued with original issue discount (“OID”), as defined in Section 1273(a)(1) of the Code, (iii) that any calculation by any of the Borrowers regarding the amount of OID for any accrual period on such Notes shall be subject to review and approval of the Required Lenders, which approval shall not be unreasonably withheld, delayed or conditioned, and (iv) to adhere to this Amendment for federal income tax purposes and not to take any action or file any tax return, report or declaration inconsistent herewith (including with respect to the amount of OID on such Notes as determined in accordance with the preceding clause (iii)). It is agreed that the provisions of Section 8.14 of Amendment No. 8 and Section 9.14 of Amendment No. 10 remain in full force and effect. Nothing contained in this paragraph, in such Section 8.14 or in such Section 9.14 shall, or shall be interpreted to, limit any obligation of any Borrower under any such Note or under any other Loan Document or of the Parent under the Warrants.
     9.15 Certain Acknowledgments and Representations. Each of the Lenders hereby acknowledges for itself, severally only and not jointly, that (i) the applicable Eleventh Amendment Additional Warrants issued to it and any shares of Common Stock issuable upon any of its exercise are, as of the date hereof, not registered: (A) under the Securities Act of 1933, as amended (the “Act”) on the ground that the issuance of the applicable Eleventh Amendment Additional Warrants is exempt from registration under Section 4(2) of the Act as not involving any public offering or (B) under any applicable state securities law because the issuance of the applicable Eleventh Amendment Additional Warrants does not involve any public offering and (ii) the Parent’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations severally made below by the Lenders to the Parent. Each Lender, severally only and not jointly, represents and warrants as to itself that it is (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Act, (ii) (A) familiar with the business and affairs of the Parent and (B) knowledgeable and experienced in financial and business matters to the extent that it is capable of evaluating the merits and risks of an investment in the applicable Eleventh Amendment Additional Warrants and the shares of Common Stock issuable upon their exercise, and (iii) acquiring applicable Eleventh Amendment Additional Warrants and will acquire the shares of Common Stock issuable upon its exercise for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same. No breach of any such representation or warranty or other provision of this paragraph shall impair any obligations of the Credit Parties under the Loan Documents.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

BALDWIN TECHNOLOGY COMPANY, INC.
By:	/s/ Mark T. Becker
	Name:	Mark T. Becker
	Title:	President and CEO

BALDWIN GERMANY HOLDING GMBH
By:	/s/ Mark T. Becker
	Name:	Mark T. Becker
	Title:	Geschaftsfuhrer

BALDWIN GERMANY GMBH
By:	/s/ Mark T. Becker
	Name:	Mark T. Becker
	Title:	Geschaftsfuhrer

BALDWIN OXY-DRY GMBH (formerly known as OXY-DRY MASCHINEN GMBH)
By:	/s/ Mark T. Becker
	Name:	Mark T. Becker
	Title:	Geschaftsfuhrer

[Signature Page to Amendment No. 11 to Credit Agreement]

BALDWIN GRAPHIC SYSTEMS, INC.
By:	/s/ Leon Richards
	Name:	Leon Richards
	Title:	Treasurer

OXY-DRY U.K., INC.
By:	/s/ Leon Richards
	Name:	Leon Richards
	Title:	Vice President

BALDWIN SOUTHEAST ASIA CORPORATION (formerly known as Oxy-Dry Asia Pacific, Inc.)
By:	/s/ Leon Richards
	Name:	Leon Richards
	Title:	Vice President and Treasurer

BALDWIN AMERICAS CORPORATION
By:	/s/ Leon Richards
	Name:	Leon Richards
	Title:	Vice President and Treasurer

BALDWIN ASIA PACIFIC CORPORATION
By:	/s/ Leon Richards
	Name:	Leon Richards
	Title:	Vice President and Treasurer

[Signature Page to Amendment No. 11 to Credit Agreement]

MTC TRADING COMPANY
By:	/s/ Mark T. Becker
	Name:	Mark T. Becker
	Title:	President

OXY-DRY CORPORATION
By:	/s/ Mark T. Becker
	Name:	Mark T. Becker
	Title:	Vice President

BALDWIN EUROPE CONSOLIDATED INC.
By:	/s/ Mark T. Becker
	Name:	Mark T. Becker
	Title:	Vice President

[Signature Page to Amendment No. 11 to Credit Agreement]

BALDWIN EUROPE CONSOLIDATED B.V.
By:	Baldwin Graphic Equipment BV

By:	/s/ Mark T. Becker
Name(s): Mark T. Becker
	Title:	Managing Director

By:	/s/ Jacobus Willems
Name(s): Jacobus Willems
	Title:	Managing Director

BALDWIN GRAPHIC EQUIPMENT B.V.
By:	/s/ Mark T. Becker
Name(s): Mark T. Becker
	Title:	Managing Director

By:	/s/ Jacobus Willems
Name(s): Jacobus Willems
	Title:	Managing Director

HORIZON LAMPS, INC.
By:	/s/ Leon Richards
	Name:	Leon Richards
	Title:	Treasurer

[Signature Page to Amendment No. 11 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Kristine Thennes
	Name:	Kristine Thennes
	Title:	Vice President

BANK OF AMERICA, N.A., as Lender
By:	/s/ Anthony D. Healey
	Name:	Anthony D. Healey
	Title:	Senior Vice President

[Signature Page to Amendment No. 11 to Credit Agreement]

WEBSTER BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Stephen Corcoran
	Name:	Stephen Corcoran
	Title:	Senior Vice President

[Signature Page to Amendment No. 11 to Credit Agreement]

RBS CITIZENS, N.A., as Lender
By:	/s/ Nicholas Cummings
	Name:	Nicholas Cummings
	Title:	Assistant Vice President

[Signature Page to Amendment No. 11 to Credit Agreement]